EXHIBIT 99.1

For more information, please contact:
Bill Davis, Perficient, 314-529-3555
bill.davis@perficient.com

PERFICIENT REPORTS THIRD QUARTER 2019 RESULTS
~ Posts Record Earnings; Raises Full-Year Guidance ~

ST. LOUIS (November 7, 2019) - Perficient, Inc. (NASDAQ: PRFT) (“Perficient”), the leading digital transformation consulting firm serving Global 2000® and other large enterprise customers throughout North America, today reported its financial results for the quarter ended September 30, 2019.

Financial Highlights

For the quarter ended September 30, 2019:

•	Services revenues increased 17% to $144.1 million from $122.9 million in the third quarter of 2018;

•	Total revenues increased 17% to $144.7 million from $123.9 million in the third quarter of 2018;

•	Net income increased 55% to $9.8 million from $6.3 million in the third quarter of 2018;

•	GAAP earnings per share results on a fully diluted basis increased 58% to $0.30 from $0.19 in the third quarter of 2018;

•
Adjusted earnings per share results (a non-GAAP measure; see attached schedule, which reconciles to GAAP earnings per share) on a fully diluted basis increased 37% to $0.56 from $0.41 in the third quarter of 2018; and

•	Adjusted EBITDA (a non-GAAP measure; see attached schedule, which reconciles to GAAP net income) increased 29% to $25.3 million from $19.5 million in the third quarter of 2018.

“Operational excellence, including strong utilization and growth in average bill rate, resulted in increased margins and profitability during the third quarter, ” said Jeffrey Davis, chairman and CEO. “Our accelerating performance stems from many things - an unparalleled breadth and depth of skill, a differentiated and superior global delivery model, as well as deep and substantive partnerships. Ultimately, however, it is our people powering our ascent - the value they deliver each day to the world's biggest brands expands and enhances our relationships, continuously earning us larger and longer-term opportunities."

Other Highlights

Among other recent achievements, Perficient:

•
Was the first Adobe Solution Partner in the world to earn the Marketo Engage Specialization, which recognizes Perficient for its technical expertise and proven track record of successful Adobe customer implementations;

•	Expanded its three global delivery center locations in India to further support its capacity to deploy innovative solutions on behalf of clients and their digital transformation needs;

•
Was named the 2019 Pivotal Global Systems Integrator Partner of the Year for Cloud Native Advocacy, which recognizes Perficient’s strategic efforts to educate enterprises about the benefits of cloud-native solutions;

•
Added new customer relationships and follow-on projects with leading companies including Blue Cross Blue Shield of Michigan, Bunzl Distribution, CCA Global Partners, Enterprise Holdings, Honeywell, Juniper Networks, MasterCard, NGL Energy Partners, Novant Health, Sally Beauty Supply LLC, and Toro; and

•
Expanded Perficient’s stock repurchase program on October 29, 2019, by authorizing the repurchase of up to an additional $30.0 million of our common stock for a total repurchase program of $265.0 million since the program’s inception in 2008, and extended the expiration date of the program to June 30, 2021 (as of September 30, 2019, Perficient has repurchased a total of 15.4 million shares at a cost of $219.2 million).

Business Outlook

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. See “Safe Harbor Statement” below.

Perficient expects its fourth quarter 2019 revenue to be in the range of $142 million to $148 million. Fourth quarter GAAP earnings per share is expected to be in the range of $0.34 to $0.37. Fourth quarter adjusted earnings per share (a non-GAAP measure; see attached schedule which reconciles to GAAP earnings per share guidance) is expected to be in the range of $0.55 to $0.58.

Perficient is narrowing and raising its full year 2019 revenue guidance range to $562 million to $568 million from the previously provided range of $553 million to $568 million, raising its 2019 GAAP earnings per share guidance range to $1.12 to $1.16 from $1.02 to $1.12 and raising its 2019 adjusted earnings per share (a non-GAAP measure; see attached schedule which reconciles to GAAP earnings per share guidance) guidance range to $2.04 to $2.07 from $1.94 to $2.04.

Conference Call Details

Perficient will host a conference call regarding third quarter 2019 financial results today at 11 a.m. Eastern.

WHAT: Perficient Reports Third Quarter 2019 Results
WHEN: Thursday, November 7, 2019 at 11 a.m. Eastern
CONFERENCE CALL NUMBERS: 855-246-0403 (U.S. and Canada); 414-238-9806 (International)
PARTICIPANT PASSCODE: 9175249
REPLAY TIMES: Thursday, November 7, 2019, at 2 p.m. Eastern, through Thursday, November 14, 2019, at 2 p.m. Eastern
REPLAY NUMBER: 855-859-2056 (U.S. and Canada); 404-537-3406 (International)
REPLAY PASSCODE: 9175249

About Perficient
Perficient is the leading digital transformation consulting firm serving Global 2000® and enterprise customers throughout North America. With unparalleled information technology, management consulting, and creative capabilities, Perficient and its Perficient Digital agency deliver vision, execution, and value with outstanding digital experience, business optimization, and industry solutions. Our work enables clients to improve productivity and competitiveness; grow and strengthen relationships with customers, suppliers, and partners; and reduce costs. Perficient’s professionals serve clients from a network of offices across North America and offshore locations in India and China. Traded on the Nasdaq Global Select Market, Perficient is a member of the Russell 2000 index and the S&P SmallCap 600 index. Perficient is an award-winning Adobe Platinum Partner, Platinum Level IBM business partner, a Microsoft National Service Provider and Gold Certified Partner, an Oracle Platinum Partner, an Advanced Pivotal Ready Partner, a Gold Salesforce Consulting Partner, and a Sitecore Platinum Partner. For more information, visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2019. Those statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on management’s current intent, belief, expectations, estimates, and projections regarding our company and our industry. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements include (but are not limited to) those disclosed under the heading “Risk Factors” in our most recently filed annual report on Form 10-K, and the following:

(1)    the possibility that our actual results do not meet the projections and guidance contained in this news release;
(2)    the impact of the general economy and economic and political uncertainty on our business;
(3) risks associated with potential changes to federal, state, local and foreign laws, regulations and policies;
(4)    risks associated with the operation of our business generally, including:

a)	client demand for our services and solutions;

b)	maintaining a balance of our supply of skills and resources with client demand;

c)	effectively competing in a highly competitive market;

d)	protecting our clients’ and our data and information;

e)	risks from international operations including fluctuations in exchange rates;

f)	changes to immigration policies;

g)	obtaining favorable pricing to reflect services provided;

h)	adapting to changes in technologies and offerings;

i)	risk of loss of one or more significant software vendors;

j)	making appropriate estimates and assumptions in connection with preparing our consolidated financial statements;

k)	maintaining effective internal controls; and

l)	changes to tax levels, audits, investigations, tax laws or their interpretation;
(5)   risks associated with managing growth organically and through acquisitions;
(6)   risks associated with servicing our debt, the potential impact on the value of our common stock from the conditional conversion features of our debt and the associated convertible note hedge transactions;
(7) legal liabilities, including intellectual property protection and infringement or the disclosure of personally identifiable information; and
(8)   the risks detailed from time to time within our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. This cautionary statement is provided pursuant to Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

Perficient, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues
Services	$144,060	$122,879	$418,160	$363,986
Software and hardware	624	1,054	2,208	2,686
Total revenues	144,684	123,933	420,368	366,672

Cost of revenues (exclusive of depreciation and amortization, shown separately below)
Cost of services	87,716	77,688	259,858	233,427
Stock compensation	1,519	1,495	4,963	4,577
Total cost of revenues	89,235	79,183	264,821	238,004

Selling, general and administrative	31,709	26,706	91,982	78,418
Stock compensation	2,825	2,616	8,236	7,527
Total selling, general and administrative	34,534	29,322	100,218	85,945

Depreciation	1,095	995	3,181	3,057
Amortization	3,997	4,009	12,144	12,029
Acquisition costs	17	497	595	1,337
Adjustment to fair value of contingent consideration	(2)	666	(310)	1,757
Income from operations	15,808	9,261	39,719	24,543

Net interest expense	1,895	831	5,551	1,718
Net other expense (income)	10	(6)	(34)	43
Income before income taxes	13,903	8,436	34,202	22,782
Provision for income taxes	4,124	2,131	8,869	5,699

Net income	$9,779	$6,305	$25,333	$17,083

Basic net income per share	$0.31	$0.19	$0.81	$0.52
Diluted net income per share	$0.30	$0.19	$0.79	$0.50
Shares used in computing basic net income per share	31,246	32,648	31,321	32,724
Shares used in computing diluted net income per share	32,159	33,645	32,197	33,846

Perficient, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share information)

	September 30, 2019 (unaudited)	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$36,420	$44,984
Accounts receivable, net	126,304	122,446
Prepaid expenses	6,027	4,663
Other current assets	5,973	5,711
Total current assets	174,724	177,804
Property and equipment, net	12,391	6,677
Operating lease right-of-use assets	27,491	—
Goodwill	335,588	327,992
Intangible assets, net	41,654	48,092
Other non-current assets	14,856	9,979
Total assets	$606,704	$570,544

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$14,473	$24,437
Other current liabilities	50,427	50,386
Total current liabilities	64,900	74,823
Long-term debt, net	123,494	120,067
Operating lease liabilities	19,674	—
Other non-current liabilities	29,388	21,970
Total liabilities	237,456	216,860
Stockholders' equity:
Preferred stock	—	—
Common stock	49	48
Additional paid-in capital	451,287	437,250
Accumulated other comprehensive loss	(2,636)	(2,588)
Treasury stock	(257,435)	(233,676)
Retained earnings	177,983	152,650
Total stockholders' equity	369,248	353,684
Total liabilities and stockholders' equity	$606,704	$570,544

About Non-GAAP Financial Information
This news release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying tables entitled “Reconciliation of GAAP to Non-GAAP Measures.”

About Non-GAAP Financial Measures
Perficient provides non-GAAP financial measures for adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, stock compensation, acquisition costs and adjustment to fair value of contingent consideration), adjusted net income, and adjusted earnings per share data as supplemental information regarding Perficient’s business performance. Perficient believes that these non-GAAP financial measures are useful to investors because they provide investors with a better understanding of Perficient’s past financial performance and future results. Perficient’s management uses these non-GAAP financial measures when it internally evaluates the performance of Perficient’s business and makes operating decisions, including internal operating budgeting, performance measurement, and the calculation of bonuses and discretionary compensation. Management excludes stock-based compensation related to restricted stock awards, the amortization of intangible assets, amortization of debt discounts and issuance costs related to convertible senior notes, acquisition costs, adjustments to the fair value of contingent consideration, net other income and expense, the impact of other infrequent or unusual transactions, and income tax effects of the foregoing, when making operational decisions.

Perficient believes that providing the non-GAAP financial measures to its investors is useful because it allows investors to evaluate Perficient’s performance using the same methodology and information used by Perficient’s management. Specifically, adjusted net income is used by management primarily to review business performance and determine performance-based incentive compensation for executives and other employees. Management uses adjusted EBITDA to measure operating profitability, evaluate trends, and make strategic business decisions.

Non-GAAP financial measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of discretionary judgment as to which charges are excluded from the non-GAAP financial measure. However, Perficient’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of adjusted EBITDA, adjusted net income, and adjusted earnings per share. In addition, some items that are excluded from adjusted net income and adjusted earnings per share can have a material impact on cash. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. Perficient has historically provided non-GAAP financial measures to the investment community as a supplement to its GAAP results to enable investors to evaluate Perficient’s business performance in the way that management does. Perficient’s definition may be different from similar non-GAAP financial measures used by other companies and/or analysts.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization
Perficient has incurred expense on amortization of intangible assets primarily related to various acquisitions. Management excludes these items for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share. Perficient believes that eliminating this expense from its non-GAAP financial measures is useful to investors because the amortization of intangible assets can be inconsistent in amount and frequency, and is significantly impacted by the timing and magnitude of Perficient’s acquisition transactions, which also vary substantially in frequency from period to period.

Acquisition Costs
Perficient incurs transaction costs related to merger and acquisition-related activities which are expensed in its GAAP financial statements. Management excludes these items for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share. Perficient believes that excluding these expenses from its non-GAAP financial measures is useful to investors because these are expenses associated with each transaction and are inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

Adjustment to Fair Value of Contingent Consideration
Perficient is required to remeasure its contingent consideration liability related to acquisitions each reporting period until the contingency is settled. Any changes in fair value are recognized in earnings. Management excludes these items for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share. Perficient believes that excluding these adjustments from its non-GAAP financial measures is useful to investors because they are related to acquisitions and are inconsistent in amount and frequency from period to period.

Amortization of Debt Discount and Debt Issuance Costs
On September 11, 2018, Perficient issued $143.8 million aggregate principal amount of 2.375% Convertible Senior Notes due 2023 (the “Notes”) in a private placement to qualified institutional purchasers. In accordance with accounting for debt with conversions and other options, Perficient bifurcated the principal amount of the Notes into liability and equity components. The resulting debt discount is being amortized to interest expense over the period from the issuance date through the contractual maturity date of September 15, 2023. Issuance costs related to the Notes were allocated pro rata based on the relative fair values of the liability and equity components. Issuance costs attributable to the liability component of the Notes, in addition to issuance costs related to Perficient’s credit agreement, are being amortized to interest expense over their respective terms. Perficient believes that excluding these non-cash expenses from its non-GAAP financial measures is useful to investors because the expenses are not reflective of the company’s business performance.

Stock Compensation
Perficient incurs stock-based compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation. Perficient excludes stock-based compensation expense and the related tax effects for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share because stock-based compensation is a non-cash expense, which Perficient believes is not reflective of its business performance. The nature of stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions, and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expense may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods. Perficient believes that non-GAAP measures of profitability, which exclude stock-based compensation are widely used by analysts and investors.

Perficient, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
GAAP Net Income	$9,779	$6,305	$25,333	$17,083
Adjustments:
Provision for income taxes	4,124	2,131	8,869	5,699
Amortization	3,997	4,009	12,144	12,029
Acquisition costs	17	497	595	1,337
Adjustment to fair value of contingent consideration	(2)	666	(310)	1,757
Amortization of debt discount and issuance costs	1,173	265	3,480	300
Stock compensation	4,344	4,111	13,199	12,104
Adjusted Net Income Before Tax	23,432	17,984	63,310	50,309
Adjusted income tax (1)	5,553	4,334	15,194	12,175
Adjusted Net Income	$17,879	$13,650	$48,116	$38,134

GAAP Earnings Per Share (diluted)	$0.30	$0.19	$0.79	$0.50
Adjusted Earnings Per Share (diluted)	$0.56	$0.41	$1.49	$1.13
Shares used in computing GAAP and Adjusted Earnings Per Share (diluted)	32,159	33,645	32,197	33,846

(1) The estimated adjusted effective tax rate of 23.7% and 24.0% for the three months ended September 30, 2019 and 2018, respectively, and 24.0% and 24.2% for the nine months ended September 30, 2019 and 2018, respectively, has been used to calculate the provision for income taxes for non-GAAP purposes.

Perficient, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
GAAP Net Income	$9,779	$6,305	$25,333	$17,083
Adjustments:
Provision for income taxes	4,124	2,131	8,869	5,699
Net interest expense	1,895	831	5,551	1,718
Net other expense (income)	10	(6)	(34)	43
Depreciation	1,095	995	3,181	3,057
Amortization	3,997	4,009	12,144	12,029
Acquisition costs	17	497	595	1,337
Adjustment to fair value of contingent consideration	(2)	666	(310)	1,757
Stock compensation	4,344	4,111	13,199	12,104
Adjusted EBITDA (1)	$25,259	$19,539	$68,528	$54,827

(1) Adjusted EBITDA is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. Adjusted EBITDA measures presented may not be comparable to similarly titled measures presented by other companies.

Perficient, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)

	Q4 2019		Full Year 2019
	Low end of adjusted goal	High end of adjusted goal	Low end of adjusted goal	High end of adjusted goal
GAAP EPS	$0.34	$0.37	$1.12	$1.16
Non-GAAP adjustment (1):
Non-GAAP reconciling items	0.34	0.34	1.24	1.24
Tax effect of reconciling items	(0.13)	(0.13)	(0.32)	(0.33)
Adjusted EPS	$0.55	$0.58	$2.04	$2.07

(1) Non-GAAP adjustment represents the impact of amortization expense, stock compensation, amortization of debt discount and issuance costs, acquisition costs, and adjustments to fair value of contingent consideration, net of the tax effect of these adjustments, divided by adjusted fully diluted shares. Perficient currently expects its Q4 2019 and full year 2019 GAAP effective income tax rate to be approximately 10% and 22%, respectively. The Company's estimates of GAAP and adjusted fully diluted shares for 2019 are included in the following table. These estimates could be affected by share repurchases, shares issued in conjunction with future acquisitions and the potential impact from the conditional conversion features of our debt.

(in millions)	Q4 2019	Full Year 2019
GAAP Fully Diluted Shares	32.4	32.2
Non-GAAP adjustment (2):
Dilution offset from convertible note hedge transactions	(0.2)	—
Adjusted Fully Diluted Shares	32.2	32.2

(2) Non-GAAP adjustment represents the exclusion of shares that are issuable upon conversion of our convertible notes due to the expectation that such shares will be offset by the convertible note hedge transactions entered into in September 2018.